Federal Life Insurance Company

[3750 West Deerfield Road ● Riverwoods, IL 60015]

[(800)-233-3750 ● www.federallife.com ● service@federallife.com]

Individual Single Premium Variable Deferred Annuity Application

1. Policy Type
Product:	☐ [Contract Schedule S Product] ☐ [Contract Schedule T Product] ☐ Other:
Contract Type:			☐ Non-Qualified ☐ [Traditional IRA] ☐ [Roth IRA]
2. Owner
First Name	MI	Last Name			Suffix
Mailing Address (Street or P.O. Box)			City	State	Zip Code
Residence Address (if different from mailing address)			City	State	Zip Code
Date of Birth (mm/dd/yyyy)	Social Security Number or Tax ID Number				☐ Male ☐ Female
Phone Number	Email Address		Country of Citizenship	☐ United States ☐ Other:
3. Annuitant (Complete if different from Owner)
First Name	MI	Last Name			Suffix
Mailing Address (Street or P.O. Box)			City	State	Zip Code
Residence Address (if different from mailing address)			City	State	Zip Code
Date of Birth (mm/dd/yyyy)	Social Security Number or Tax ID Number				☐ Male ☐ Female
Phone Number	Email Address		Country of Citizenship	☐ United States ☐ Other:
4. Joint Owner (Spouse Only)
First Name	MI	Last Name			Suffix
Mailing Address (Street or P.O. Box)			City	State	Zip Code
Residence Address (if different from mailing address)			City	State	Zip Code
Date of Birth (mm/dd/yyyy)	Social Security Number or Tax ID Number				☐ Male ☐ Female
Phone Number	Email Address		Country of Citizenship	☐ United States ☐ Other:

ICC18 L-8175	- 1 -	10-18

5. Beneficiary Information
Allocations in whole percentages only. Allocations to all Primary Beneficiaries must equal 100%. Allocations to all Contingent Beneficiaries must also equal 100%. If no percentage(s) is/are provided, the benefits will be divided equally.

☐ Primary ☐ Contingent		Full Name or Entity Name		Date of Birth (mm/dd/yyyy)
Percentage	Relationship	Social Security Number / Tax ID	Phone Number	Email Address
Address (Street or P.O. Box)			City	State	Zip Code

☐ Primary ☐ Contingent		Full Name or Entity Name		Date of Birth (mm/dd/yyyy)
Percentage	Relationship	Social Security Number / Tax ID	Phone Number	Email Address
Address (Street or P.O. Box)			City	State	Zip Code

☐ Primary ☐ Contingent		Full Name or Entity Name		Date of Birth (mm/dd/yyyy)
Percentage	Relationship	Social Security Number / Tax ID	Phone Number	Email Address
Address (Street or P.O. Box)			City	State	Zip Code

☐ Primary ☐ Contingent		Full Name or Entity Name		Date of Birth (mm/dd/yyyy)
Percentage	Relationship	Social Security Number / Tax ID	Phone Number	Email Address
Address (Street or P.O. Box)			City	State	Zip Code
6. Purchase Payment
Please total the Purchase Payment amounts below.
Payment Type			Incoming Payment Amount
☐ Transfer ☐ Rollover		☐ 1035 Exchange ☐ Contribution/Payment	Amount: $ For IRA Contributions: Tax Year
☐ Transfer ☐ Rollover		☐ 1035 Exchange ☐ Contribution/Payment	Amount: $ For IRA Contributions: Tax Year
Total Purchase Payments: $

ICC18 L-8175	- 2 -	10-18

7. Sub-Account Allocation
Allocations must be multiples of 10%. Total allocations must equal 100%. The initial purchase payment will be allocated to the following Sub-Accounts:
Sub-Account Options	Percentage
[Federal Life Fixed Income Portfolio] %
[Federal Life Equity Portfolio] %
Total Sub-Accounts (Must equal 100%)%

8. Annuitization
Unless otherwise indicated, annuity payments will begin on the first day of the first month after the annuitants 95th birthday. You may choose when you would like to annuitize. Note: this date can be changed at any time up to 30 days before the start of annuity payments.
I would like annuity payments to begin (mm/yy):
9. Replacement

Do you have any existing life insurance or annuity contracts?	☐ Yes	☐ No
Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company?	☐ Yes	☐ No
If yes to both questions, please provide the information below and attach any required state replacement and 1035 exchange or transfer forms.

Company Name	Policy Number	Contract Type
Company Name	Policy Number	Contract Type
Company Name	Policy Number	Contract Type

10. Fraud Notice
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
11. Additional Information

ICC18 L-8175	- 3 -	10-18

12. Authorizations

Please read and acknowledge the following statements below:

1.  I hereby represent to the best of my knowledge and belief that each of the statements and answers contained in this application are true, complete, and correctly recorded.

2.  I agree to all the terms and conditions as shown on this application.

3.  I agree that this application shall be part of the contract issued.

4.  I certify that the Social Security / Taxpayer Identification Number shown above is correct and that I am not subject to backup withholding.

5.  I understand that contract values and annuity payments based on the separate accounts are not guaranteed and will decrease or increase with investment experience.

6.  I have received a copy of the current prospectus and have discussed all fees and charges for the contract with my agent.

7.  I believe that the contract is suitable for my retirement and insurance needs.

Signed at (City, State, Zip Code)

Owner’s Signature >	Date (mm/dd/yyyy)
Joint Owner’s Signature (if applicable) >	Date (mm/dd/yyyy)
Annuitant’s Signature (if different from Owner) >	Date (mm/dd/yyyy)

13. Agent Certification (For Representative / Agent use only)

Did you witness the signing of this application by the Annuitant and the Owner?	☐ Yes	☐ No

Does the applicant have any existing life insurance or annuity contracts?	☐ Yes	☐ No

Will this annuity replace or change any existing or pending life insurance or annuity contract?	☐ Yes	☐ No

If yes, please provide the name of the company:

I certify that I have reviewed this application, determined that all the questions are answered fully, completely, and accurately as supplied by the applicant, and recorded full details as required. I understand that any subsequent modifications or additions made to the application after it is submitted must be initialed by the client. I have not made any statement which differs from this material.
Agent’s Signature >	Date (mm/dd/yyyy)
Agent’s Name (printed)	FLIC Agent Number

Agent’s Phone Number	Agent’s Fax Number	Agent’s Email

ICC18 L-8175	- 4 -	10-18